                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:

    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                 THE MFS SERIES TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                    LOUIS NAVELLIER and NAVELLIER MANAGEMENT, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):   [X] NO FEE REQUIRED
/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5) Total fee paid:

        ------------------------------------------------------------------------

                              OPPOSITION PROXY STATEMENT
                                          OF
                    LOUIS NAVELLIER AND NAVELLIER MANAGEMENT, INC.

                 THE MFS SERIES TRUST SPECIAL MEETING OF SHAREHOLDERS
                                     MAY 23, 1997
                                      9:30 A.M.
                                 500 BOYLSTON STREET
                             BOSTON, MASSACHUSETTS 02116

                                   ---------------


TO OUR FELLOW MFS AGGRESSIVE SMALL CAP EQUITY FUND (FORMERLY NAVELLIER AGGRESSIVE SMALL CAP EQUITY PORTFOLIO) SHAREHOLDERS:

    Louis Navellier and Navellier Management, Inc. urge you to vote AGAINST retaining MFS as investment advisor of the MFS Series Trust. MFS and the Trustees of the MFS Series Trust will be sending you a white proxy card and asking you to vote for approval of MFS to act as investment advisor to your Fund. Do not vote their proxy. Please vote AGAINST on our enclosed GOLD proxy card.

    We urge you to vote AGAINST MFS' proposal for the following reasons:

- If you vote AGAINST MFS, that will assist you in having a shareholder meeting shortly to vote on returning Navellier Management, Inc. as Investment Advisor of your assets through a TAX-FREE merger WITHOUT having to redeem your shares.

- The performance of MFS, as a small cap fund manager, is inferior to the performance of Navellier Management, Inc. The MFS OTC(A) Fund average per annum performance over the three year period 1994 to the end of 1996 was 15.07% compared to Navellier, which returned 18.47% over the same period.*

- MFS does NOT apply the unique quantitative analysis methodology which Navellier developed and which you chose when you invested in the Fund.

- The disinterested Trustees of your Fund removed Navellier Management, Inc. (the investment advisor you chose to manage your assets) on March 13, 1997 WITHOUT a shareholder vote and WITHOUT any valid basis.

- We believe that they removed Navellier because they did not want to approve Navellier's proposal to merge this Fund tax-free into the Navellier Performance Funds because the merger would have eliminated their jobs and their pay.


* Performance numbers are net of any loads or commissions.

    We believe the disinterested Trustees put their personal and financial interests ahead of their fiduciary duties to you and hired MFS in order to save their jobs. We believe they are continuing to put their interests ahead of your best interests by recommending retaining MFS and by attempting to block or delay a shareholder vote on a merger. As part of their effort to save their jobs, the disinterested Trustees are sending out false and misleading press releases and proxy statements in which they try to tarnish Navellier by claiming that Navellier did not provide them with information required by the SEC and state regulatory agencies. Those assertions are FALSE. Navellier did provide the Trustees with relevant information and did not have regulatory problems. The disinterested Trustees know there was no valid justification for their removal of Navellier so they are now forced to make false accusations in the hope of misleading you to vote for MFS. Please don't be fooled. In order to further induce you to vote for MFS, MFS is now offering to lower its fees from 1.25% to 0.75% per year. Don't be fooled by these misleading hypothetical cost savings. Their inferior performance would have negated any perceived cost savings from a reduction of fees.

    We believe that those of you who have remained in the Fund have done so because you did not want to be forced to pay capital gains if you redeemed out of the Fund to transfer to Navellier and are waiting for an opportunity to vote on a tax-free merger of the Fund into the Navellier Performance Funds. By voting AGAINST MFS as investment advisor, you will set the stage for the upcoming shareholder vote (sponsored by Navellier) to vote for a TAX-FREE merger of the Fund into the Navellier Performance Funds family of funds.

    We strongly urge you to vote AGAINST MFS' proposal and to mark the enclosed Navellier GOLD proxy card AGAINST and to send it to:

Navellier Group
c/o
MacKENZIE PARTNERS
156 FIFTH AVENUE
NEW YORK, NEW YORK 10010


    IT IS IMPORTANT THAT YOU MARK THE NAVELLIER GOLD PROXY CARD AGAINST AND RETURN IT TO NAVELLIER MANAGEMENT, INC. This will make it more difficult for MFS to get approval of its proposal than if you merely abstain or don't return your card.

    IF YOU HAVE ALREADY SIGNED AN MFS WHITE PROXY CARD AND VOTED IN FAVOR OF HIRING MFS, YOU MAY REVOKE THAT PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO NAVELLIER MANAGEMENT, INC. AT ONE EAST LIBERTY STREET, THIRD FLOOR, RENO, NV 89501.


    Sincerely,


    ------------------------
    Louis G. Navellier
    Navellier Management, Inc.

                                     INTRODUCTION

    This opposition proxy statement is being furnished in connection with the solicitation of Louis G. Navellier and Navellier Management, Inc. (collectively the "Navellier Group"). The Navellier Group is soliciting your proxy in order to vote AGAINST the disinterested Trustees' proposal to hire MFS as investment advisor to the MFS Aggressive Small Cap Equity Fund of the MFS Series Trust (formerly named The Navellier Series Fund) (the "Fund"). Louis Navellier is a shareholder of the Fund and presently owns 1,606.594 shares of the Fund. He is also the 100% owner and founder of Navellier Management, Inc. which was the original investment advisor to your Fund and managed the Fund's investments from January 1, 1994 to March 15, 1997 when the disinterested Trustees, without your authority or vote, terminated Navellier's management contract and unilaterally substituted MFS. If you vote AGAINST MFS and later vote for a merger, Navellier Management, Inc. would be the Fund's investment advisor and would receive compensation for being your investment advisor. Based on calls from over 2,000 shareholders, we believe that the shareholders still want the Navellier Group to manage the Fund.


THE NAVELLIER GROUP STRONGLY RECOMMENDS YOU VOTE AGAINST THE MFS PROPOSAL

    We strongly urge you to vote AGAINST MFS' proposal for the following reasons:

    - If you vote AGAINST MFS, that will assist you in having a shareholder meeting shortly to vote on returning Navellier Management, Inc. as Investment Advisor of your assets through a TAX-FREE merger WITHOUT having to redeem or pay capital gains taxes.

    - MFS' average per annum performance in managing a small cap fund (MFS OTC(A) Fund) over the last three years (1994 - 1996) was 15.1%, which is far INFERIOR to Navellier Management, Inc.'s performance of 18.5% per annum in managing your Fund (1994 - 1996).

    - MFS does NOT apply the unique quantitative analysis methodology of stock selection which Navellier Management, Inc. developed and uses and which you chose when you invested in the Fund.

    - The disinterested Trustees of your Fund removed Navellier Management, Inc. ("Navellier") (the investment advisor you chose to have manage your funds) on March 13, 1997 WITHOUT a shareholder vote and WITHOUT any valid basis.

    - We believe that they removed Navellier because they did not want to approve Navellier's proposal to merge this Fund into the Navellier Performance Funds because the merger would have eliminated their jobs and their pay.


MFS' PERFORMANCE IS INFERIOR TO NAVELLIER'S

    In order to induce you to vote for MFS, MFS is offering to lower their fees from 1.25% to 0.75% per year. Don't be fooled. MFS' proxy statement does not even discuss MFS' performance which is inferior to Navellier's. The Trustees and MFS failed to disclose that MFS' small cap fund [MFS(OTC)(A)] is substantially less than Navellier Management, Inc.'s during the applicable three year period (1994-1996), i.e. 15.1% per annum for MFS versus 18.5% per annum for Navellier Management, Inc. Please consider their inferior performance record which would greatly negate any perceived cost savings from reducing their fees.

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    By voting AGAINST MFS, you will prevent MFS from continuing to manage your
Fund and you will increase the chances of a tax-free merger of the Fund into The Navellier Performance Funds where Navellier Management, Inc. will again be your investment advisor.

    We believe that those of you who have remained in the Fund have done so because you did not want to be forced to pay capital gains taxes if you redeemed out of the Fund to transfer to Navellier. By voting AGAINST MFS as investment advisor, you will set the stage for the upcoming shareholder vote (sponsored and paid for by Navellier) for a tax-free merger of the Fund into the Navellier Performance Fund.


    AGAIN, IT IS IMPORTANT THAT YOU SIGN NAVELLIER'S GOLD PROXY CARD AND VOTE "AGAINST" ON THAT CARD AND THAT YOU RETURN THE GOLD PROXY CARD TO MACKENZIE PARTNERS. This will make it more difficult for MFS to get approval of its proposal than if you merely abstain or don't return your card.

    IF YOU HAVE ALREADY MARKED MFS' WHITE PROXY CARD "FOR", YOU MAY REVOKE YOUR PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED GOLD PROXY CARD (FROM THE NAVELLIER GROUP) TO NAVELLIER GROUP, c/o MacKENZIE PARTNERS, 156 FIFTH AVENUE, NEW YORK, NEW YORK 10010 IN THE ENCLOSED STAMPED ENVELOPE.


VOTING INFORMATION

As more fully described in this opposition proxy statement, the Meeting has been called by the Trustees of the MFS Series Trust for the following purpose:

PROPOSAL 1.   Approval of an Investment Advisory Agreement with MFS.

THE NAVELLIER GROUP STRONGLY RECOMMENDS THAT YOU VOTE AGAINST MFS BEING INVESTMENT ADVISOR TO THE FUND.

    As described below, defeat of the MFS proposal requires an AGAINST vote of at least 33.34% of the Fund Shares present in person or represented by proxy at the Meeting if a quorum (more than 50% of the outstanding shares present or represented by proxy) or more than 50% of the outstanding shares entitled to vote, whichever is less. Therefore, if more than 33 1/3% of those present at the meeting or more than 50% of the outstanding shares vote AGAINST the MFS proposal, MFS will not be the investment advisor.


TRUSTEE DISINFORMATION

    The Navellier Group believes the Trustees put their personal and financial interests ahead of their fiduciary duties to you and they are recommending that MFS be hired in order to save their jobs. As part of their effort, the Trustees have put out a proxy statement and press releases accusing Navellier of failure to provide them with information; of having SEC regulatory problems and of general mismanagement. Those accusations are FALSE. We believe they are made to mislead you into voting for MFS and against a merger to regain Navellier as your investment advisor. Don't be fooled by the Trustees' claims. We believe they are continuing to put their interests ahead of your best interests by recommending retaining MFS and by attempting to block or delay a shareholder vote on a merger. The Trustees claim to be disinterested and independent. We believe they are not. We believe they are recommending MFS in order to preserve their jobs and pay for another 18 months and possibly longer. They claim they are independent because their "present intent" is to resign within 18 months of the shareholder vote. However, they will be paid between $10,000-$20,000 per year during the time they remain on the Board, and if you look at their statements, they are not even promising to resign within 18 months -- only that it is their "present intent" to do so. They could change their "present intent" and could remain on the Board and continue to be paid indefinitely.

    In contrast, Navellier's merger proposal would eliminate their jobs and pay immediately. We believe the real reason the "disinterested" Trustees terminated Navellier (without cause), removed Mr. Navellier and Mr. Alpers from the Board (without cause), have attempted to block and delay Navellier's merger proposal, have recommended MFS, have written and issued false and misleading press releases, have stated publicly that they would never approve a merger, and have rushed their shareholder meeting on MFS to May 23, 1997 instead of waiting to give the shareholders an opportunity to also consider at the same meeting, a vote on Navellier's merger proposal is because the Trustees are intent on entrenching themselves (i.e. remaining) as Trustees by putting their own financial and personal interests ahead of your interests.

    MFS' proxy statement states that their decision to replace Navellier with MFS was based on Navellier's alleged failure to provide them with information. That is blatantly untrue. MFS' proxy does not disclose that Navellier disputes that assertion. MFS fails to mention that on November 11, 1996, the Trustees DROPPED their demand for further information and told Navellier to just file a proxy on the merger which would provide the information they needed. Navellier filed the merger proxy material on March 7, 1997. MFS and the Trustees fail to mention that the Trustees contacted the SEC and requested the SEC to take action to force Navellier to produce information (including proprietary financial information) but that the SEC declined to take any action in response to the Trustees' demand for more information.

    The Trustees claim they did not have information necessary to decide whether to renew Navellier's contract. That is untrue. The Trustees fail to mention that they previously hired Navellier and renewed its contract in 1995, and twice in 1996 based on the information they received from Navellier. If Navellier was really refusing to provide necessary information to the Trustees, they would not have renewed Navellier's investment contract.

    The Trustees claim they needed additional information to evaluate Navellier's merger proposal. That is incorrect. They fail to mention that on November 11, 1996 they had agreed and authorized Navellier to file a proxy statement for the merger without that information.

    The Trustees' proxy statement states that the two Navellier trustees "did not choose to participate in the votes taken by the Board not to renew Navellier's agreement." That is incorrect. The Trustees omit to mention that Mr. Navellier and Mr. Alpers, both Trustees, attended that March 13, 1997 Board of Trustees meeting (along with other Navellier personnel) and that Mr. Navellier proposed six alternatives to terminating Navellier Management, Inc., including two proposals that 1) Navellier be renewed for sixty days so the stockholders could vote on the merger; 2) that both the MFS proxy and the Navellier merger proxy be put to a shareholder vote; but that the disinterested Trustees voted against all these proposals.

THE TRUSTEES' EFFORTS TO PREVENT A MERGER VOTE

    The Trustees oppose Navellier's proposed merger and have attempted to block or delay a shareholder vote on the merger, to wit:

    On March 13, 1997, the Trustees (without a shareholder vote) removed Navellier Management, Inc. as Investment Advisor to the Fund and then immediately claimed that Navellier Management, Inc. lacked the authority to proceed with a proxy on the merger which was already pending before the Securities and Exchange Commission.

    On March 13, 1997, Trustee Simon instructed the Fund's Transfer Agent and Custodian, Rushmore Trust & Savings FSB, not to provide Navellier (Mr. Navellier was still a Trustee of the Fund at the time) with any information regarding shareholder lists, shareholder redemptions, etc. -- information that was necessary to Navellier in its proxy battle with MFS.

    On March 26, 1997, the Trustees prepared and disseminated a false and misleading "press release" (really a proxy solicitation) falsely accusing Navellier Management, Inc. of SEC and state regulatory problems and of failing to provide the Trustees with information. (Of course, none of these pretextual reasons had been given as the reasons for termination at the March 13, 1997 Board of Trustees meeting.) The Trustees' accusations are false. Navellier provided the Trustees with all information required by law. Likewise, there is no merit to the Trustees' assertion that there were SEC or state regulatory problems. The SEC conducted a routine audit of the Fund (as it does with most new funds) in 1995. The SEC made several routine comments to which Navellier properly responded. The SEC took no action against the Fund or Navellier. The Trustees were aware in 1995 of this routine audit and had no complaints. In fact, the Trustees renewed Navellier's management and administrative contracts TWICE thereafter. If they REALLY had any concerns or if there really were any regulatory problems, the Trustees would not have renewed Navellier's contracts twice thereafter. The Trustees only invented these "reasons" after press articles came out favorable to Navellier and only after huge numbers of shareholders began redeeming out of the Fund (and transferring to other Navellier managed funds). We believe the Trustees are now sending this false, self-serving "press release" (which the Trustees wrote themselves) in an effort to discredit Navellier Management, Inc. in the eyes of the Fund's remaining shareholders and thereby condition the shareholders to vote in their favor and against Navellier's merger proposal.

    On April 10, 1997, the disinterested Trustees held a special Board of Trustees meeting to remove, without proper cause, Louis Navellier and Alan Alpers as Trustees of the Fund so that the Trustees could avoid giving Navellier information regarding shareholder lists, redemptions and other information necessary for Navellier's opposition proxy. However, to remove Messrs. Navellier and Alpers, they needed a 2/3 vote of the Trustees which they did not have. So the Trustees voted to increase the number of Trustees from 5 to 6; then filled the newly created vacancy with an MFS officer; and then voted to remove Messrs. Navellier and Alpers. No reasons were given for their removal at that meeting.

    On April 11, 1997, Navellier first learned that MFS had instructed Deloitte & Touche, LLP, the independent auditor for the Fund, to not provide Navellier with a consent to the use of the auditor's report on the Fund financial statements as part of Navellier's proxy materials. The auditor's consent is an essential Securities Act requirement for the clearing and use of proxy materials on a merger. Without Deloitte's consent, it is extremely difficult for Navellier to be able to solicit proxies for the merger. By instructing Deloitte not to give the requisite written consent, MFS was effectively blocking Navellier's dissident proxy solicitations.

    On April 16, 1997, the Trustees refused Navellier's legitimate demand for a shareholder list. Because of this and the Trustees' other actions, Mr. Navellier was forced to go to court to seek injunctive relief ordering the Trustees and MFS to cease obstructing Navellier's proxy solicitation efforts.

THE COURT ORDERS THE TRUSTEES TO STOP INTERFERING WITH NAVELLIER'S PROXY SOLICITATION

    On May 2, 1997, the United States District Court for the Northern District of California ordered the Trustees to turn over a current shareholder list and to not otherwise obstruct Navellier's efforts to have a special meeting of the shareholders.


ADDITIONAL VOTING INFORMATION

    The record date for determining shareholders entitled to notice of and to vote at the Special Meeting is April 16, 1997 (the "Record Date"). Shareholders of record of the Fund at the close of business on April 16, 1997 will be entitled to one vote for each share (beneficial interest) of the Fund he/she/it owns and a fractional vote for each fraction of a share (beneficial interest) of the Fund he/she/it owns. There were 5,269,046 outstanding shares of the Fund entitled to vote as of April 16, 1997. Louis Navellier owned 1,606.594 shares on April 16, 1997 and intends to vote "AGAINST" approval of the MFS investment advisory contract.

    A quorum for the Fund must be present in person or represented by Proxy for the transaction of business at the Meeting. The holders of record of a majority of the Fund Shares outstanding at the close of business on that Record Date present in person or represented by proxy will constitute a quorum for the Meeting of the Shareholders of the Fund. A quorum being present, the disapproval at the Meeting by the shareholders of the Fund of the MFS contract requires an AGAINST vote of at least 33.34% of the outstanding shares of the Fund present in person or represented by proxy at the Meeting or more than 50% of the outstanding shares entitled to vote, whichever is less.

If either (i) a quorum is not present at the Meeting or (ii) a quorum is present but sufficient votes in favor of or against a matter proposed at the Meeting (a "Proposal"), as set forth in the Notice of this Meeting, are not received by May 23, 1997, then the persons named as attorneys and proxies in the enclosed proxy ("Proxies") may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of at least 33.34% of the shares entitled to vote. The persons named as Proxies will vote those proxies that such persons are required to vote FOR such Proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST such Proposal against such an adjournment.

The individuals named as Proxies on the enclosed GOLD proxy card will vote in accordance with your direction, as indicated thereon, if your proxy card is received and is properly executed. If you properly execute your proxy and give no voting instructions with respect to a Proposal, your shares will be voted against the Proposal. The duly-appointed Proxies, in their discretion, may vote upon such other matters as may properly come before the Meeting. Mr. Navellier and the Navellier Group are not aware of any other matters to come before the Meeting.

Since the Proposal for the Fund to approve the merger Plan, or any other Proposal, requires the affirmative vote of at least 67% of the Fund Shares present in person or represented by proxy at the Meeting or a majority of the outstanding voting shares, whichever is less, an abstention from voting on the Plan, or any other Proposal, effectively is a vote against the Plan, or any such other Proposal.

PROXY SOLICITATION

Proxies will be solicited by mail and, if necessary to obtain the requisite representation of Shareholders, the Navellier Group also may solicit proxies by telephone, telegraph, and/or personal interview by representatives of Mr. Navellier, Navellier Management, Inc., employees of Navellier Management, Inc. or their affiliates, and by representatives of MacKenzie Partners, an independent proxy solicitation firm hired by the Navellier Group. MacKenzie Partners is being paid a $15,000 base fee by the Navelier Group plus an incentive of $25,000 if the Navellier Group is successful in defeating MFS' proposal. Navellier Management, Inc., whose principal location is One East Liberty Street, Third Floor, Reno, Nevada 89501, will bear the costs of its solicitation, including the costs such as the preparation and mailing of the notice, the opposition proxy statement, and the proxy, and the solicitation of proxies, including reimbursement to persons who forward proxy materials to their clients, and the expenses connected with the solicitation of these proxies in person, by telephone, or by telegraph. Banks, brokers, and other persons holding Fund Shares registered in their names or in the names of their nominees will be reimbursed for their expenses incurred in sending proxy materials to and obtaining proxies from the beneficial owners of such Portfolio Shares.


REVOCATION OF PROXIES

You may revoke your proxy: (i) at any time prior to the proxy's exercise by written notice to the Secretary of the MFS Series Trust at the above address prior to the Meeting; (ii) by the subsequent execution and return of another proxy prior to the Meeting; or (iii) by being present and voting in person at the Meeting and giving oral notice of revocation to the Chairman of the Meeting.



    AGAIN, IT IS IMPORTANT THAT YOU SIGN NAVELLIER'S GOLD PROXY CARD AND VOTE "AGAINST" ON THAT CARD AND THAT YOU RETURN THE GOLD PROXY CARD TO MACKENZIE PARTNERS.



Dated May 8, 1997            Sincerely,



                             Louis G. Navellier and Navellier Management, Inc.

             THIS PROXY IS SOLICITED BY AND ON BEHALF OF LOUIS NAVELLIER
                  AND NAVELLIER MANAGEMENT, INC. ("NAVELLIER GROUP")

             Proxy for the May 23, 1997 Special Meeting of Shareholders,
                       MFS(R) Aggressive Small Cap Equity Fund

The undersigned hereby appoints LOUIS NAVELLIER and SAMUEL KORNHAUSER and each of them, proxies with several powers of substitution, to vote for the undersigned at the Special Meeting of Shareholders of MFS AGGRESSIVE SMALL CAP EQUITY FUND, to be held at 500 Boylston Street, Boston, Massachusetts, on May 23, 1997, notice of which meeting and the Opposition Proxy Statement accompanying the same have been received by the undersigned, or at any adjournment thereof, upon the following matters as described in the accompanying Opposition Proxy Statement.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. ALL PROPOSALS (SET FORTH ON THE REVERSE OF THIS PROXY CARD) HAVE BEEN PROPOSED BY THE BOARD OF TRUSTEES. IF NO DIRECTION IS GIVEN ON THESE PROPOSALS, THIS PROXY CARD WILL BE VOTED "AGAINST" ITEM 1. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTER.

     PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

Please sign this proxy exactly as your name appears on the reverse side of this card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

    X    PLEASE MARK VOTES
         AS IN THIS EXAMPLE

1)  APPROVAL OF INVESTMENT        For       Against        Abstain
    ADVISORY AGREEMENT WITH MFS
                                  ---         ---             ---


Please be sure to sign and date this Proxy. Date: --------------------


Shareholder sign here ---------------------------  Co-owner sign here
---------------------------

Mark box at right if comments or address change have been noted on the reverse side of this card. ------